UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

GENETHERA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27237	65-0622463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6860 Broadway, Denver, CO	80221
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 995-0190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS

On April 2, 2018 GeneThera’s Board of Directors terminated Bruce Winslett and Jorgen Frandsen appointment as Members of the On the same day GeneThera BOD appointed Fred Oeschger and Jeremiah Bartley MD. to the Company’s Board of Directors. Mr. Oeschger is the President of a plumbing and heating oil company located in Vermont. He is also the Owner of a truck company delivering hating oil and diesel fuel in the Northeast United States. Mr. Oeshhger is a very successful commercial real estate investor. He owns multiple commercial properties throughout the United States. Fred Oscheger has been a Member of the Board of a Financial Institution for the past twelve years.

Dr. Jeremiah Bartley is the Director of Women’s Health Care at Rocky Mountain Internal Medicine in Denver, Colorado. He is a past President of the Colorado Section of the American College of Obstetrics and Gynecology. Dr. Bartley was a Member of the Hospital Provider Fee Oversight and Advisory Board from 2009 to 2016. Dr. Bartley receive a BA from Yale University and MD degree from University of Miami. He completed his residency in Obstetrics and Gynecology at Case Western University.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GeneThera, Inc.

a Nevada Corporation

By:/s/ Antonio Milici

         Antonio Milici, CEO

Date: August 31, 2018